CCC INFORMATION SERVICES GROUP INC. REPORTS $0.02 EPS FOR THE THIRD QUARTER,
         INCLUDING IMPACT OF A NET CHARGE EQUAL TO $0.27 PER SHARE

CHICAGO, NOVEMBER 1, 2004 - CCC Information Services Group Inc. (Nasdaq: CCCG) reported net income of $0.5 million, or $0.02 per share, for the third quarter ending September 30, 2004, compared to net income of $6.4 million, or $0.23 per share, for the same quarter in 2003. The Company's third quarter results include the net impact of a non-cash stock compensation charge in connection with the self-tender offer and a net benefit related to a litigation settlement. Please review the income statement line items summarized below when analyzing the Company's third quarter results.

TABLE  1
($ in millions)

                                     IMPACT OF CHARGE/(BENEFIT) ON
                                     -----------------------------
                                      OPERATING   NET
Q3 2004 Charge/(Benefit)              INCOME      INCOME   EPS
                                      ----------  -------  ------
Stock compensation expense non-cash.       13.1      8.2    0.34
                                      ----------  -------  ------
Litigation Settlement. . . . . . . .       (2.6)    (1.6)  (0.07)
                                      ----------  -------  ------
TOTAL NET CHARGE . . . . . . . . . .       10.5      6.6    0.27
                                      ==========  =======  ======


STOCK  COMPENSATION  EXPENSE  NON-CASH
--------------------------------------

During the quarter the company completed a $210 million self-tender offer to purchase 11.2 million shares, which leaves approximately 15.9 million shares outstanding. Participation by the company's shareholders was high, as over 90 percent of the share base tendered their shares. Due to the high participation rate, the ownership profile of the company remained relatively unchanged. In connection with the self-tender offer, the company recorded a charge of $13.1 million, or $0.34 per share, to reflect non-cash stock compensation expense related to employee options. The ability of employee stock option holders to participate in the self-tender offer through the Company on a net exercise basis resulted in variable stock compensation accounting for the Company's Stock Incentive Plans, which resulted in the non-cash charge. According to stock compensation accounting requirements, the charge had to cover all vested employee stock options including those that were not tendered and those that were unable to be exercised due to the 44 percent pro-ration factor. Employee option holders received $3.5 million, or 1.7%, of the $210 million returned to shareholders. All stock option holders received the same terms and conditions for the self-tender as shareholders and warrant holders. There are no further requirements for stock compensation expense in connection with the tender offer. In addition, the variable stock compensation accounting for the Company's Stock Incentive Plans ended on August 30, the date the tender offer closed.


LITIGATION  SETTLEMENT
----------------------

The Company recorded a net benefit for a litigation settlement of $2.6 million, or $0.07 per share, for the third quarter, which was comprised of three parts. During the quarter, CCC received $4.8 million as a result of the settlement of a lawsuit filed by certain insurers that had issued policies to the Company involving coverage in connection with the company's vehicle valuation product now known as CCC Valuescope Claim Services. Of the $4.8 million, $0.3 million was used to pay for legal costs related to the litigation. CCC also recorded a charge of $1.9 million to increase its net reserve for settlement of the litigation relating to CCC Valuescope, from $4.3 million to $6.2 million. The net result of the insurance settlement, after the $1.9 million charge and deduction of $0.3 million for legal costs resulted in the net pre-tax benefit of $2.6 million for the quarter.


FINANCIAL  HIGHLIGHTS
---------------------

Revenue for the third quarter increased 1.0 percent to $49.1 million, compared to $48.6 million for the same quarter in 2003. Operating income for the quarter was $1.4 million, including a net charge of $10.5 million representing the net effect of the charge and benefit mentioned in Table 1 above, compared to operating income of $10.7 million for the same quarter in 2003.

Revenue for the first nine months of 2004 was $148.2 million, an increase of 2.6 percent compared to $144.5 million for the first nine months of 2003.
Operating income for the first nine months of the year was $20.1 million, including two charges totaling $1.7 million in the second quarter, and a net charge of $10.5 million representing the net effect of the charge and benefit mentioned in Table 1 above. Operating income for the first nine months of 2003 was $29.4 million, including a charge of $1.1 million in the second quarter of 2003.

The product portfolio revenues for the third quarter, including a comparison to the same quarter in 2003, are shown in the table below:

TABLE  2
($  IN  000'S)


                          Q1       Q2       Q3       Q3     % Change vs.
Portfolio. . . . . .     2004     2004     2004     2003     Prior Year
                      ---------------------------------------------------
CCC Pathways . . . .  $31,174  $31,255  $30,937  $ 29,504        4.9 %
CCC Valuescope . . .   10,139   10,161   10,301    10,720       (3.9)%
Workflow . . . . . .    6,258    6,541    6,391     6,645       (3.8)%
Information Services      502      504      511       445       14.8 %
Other. . . . . . . .    1,530    1,012      952     1,307      (27.2)%
                      ---------------------------------------------------
Total. . . . . . . .  $49,603  $49,473  $49,092  $ 48,621        1.0 %
                      ===================================================

Key  revenue  highlights  for  the  quarter  are  as  follows:

- The CCC Pathways portfolio increased 4.9% from prior year due to the growth of our estimating solutions in the repair facility and insurance channels, as well as sales of our recycled parts solution to insurance companies.

- The CCC Valuescope portfolio grew 1.4 percent sequentially primarily due to the addition of new customers to the portfolio.

- The Workflow portfolio fell 3.8 percent from prior year as growth in CCC Autoverse was offset by a decrease in EZNet .

- Other revenue decreased in line with the company's plan to exit the customer hardware business, and a planned phase out by a customer of the CARS Direct service, a product originally introduced in 1997.


Revenue, operating expenses and income for the third quarter, compared to the same quarter in 2003, are as follows:

)

TABLE  3
($  IN  000'S
                                           Q1        Q2        Q3        Q3   % Change vs.
                                          2004      2004      2004      2003   Prior Year
                                        --------  --------  --------  ----------------------
REVENUE . . . . . . . . . . . . . . .  $49,603   $49,473   $49,092   $ 48,621      1.0%

EXPENSES
  PRODUCTION AND CUSTOMER SUPPORT . .    8,349     7,807     7,976      8,279    (3.7)%
  COMMISSIONS, ROYALTIES AND LICENSES    3,174     3,145     3,166      3,184    (0.6)%
  SELLING, GENERAL AND ADMINISTRATIVE   17,930    19,105    17,086     16,699      2.3%
  DEPRECIATION AND AMORTIZATION . . .    2,103     1,805     1,719      1,944   (11.6)%
  PRODUCT DEVELOPMENT AND PROGRAMMING    8,037     8,089     7,175      7,838    (8.5)%
  STOCK COMPENSATION EXPENSE NON-CASH        -         -    13,139          -     n/a
  LITIGATION SETTLEMENT . . . . . . .        -         -    (2,586)         -     n/a
  RESTRUCTURING CHARGE. . . . . . . .        -       886         -          -
                                       --------  --------  --------  -----------------------
TOTAL OPERATING EXPENSES. . . . . . .   39,593    40,837    47,675     37,944     25.6%
                                       --------  --------  --------  -----------------------

OPERATING INCOME. . . . . . . . . . .  $10,010   $ 8,636   $ 1,417   $ 10,677   (86.7)%
                                       ========  ========  ========  =======================
   OPERATING MARGIN . . . . . . . . .     20.2%     17.5%      2.9%     22.0%




Key  operating  expense  highlights  for  the  quarter  are  as  follows:

- Production and customer support expenses declined from prior year due to costs incurred last year to transition to a new customer support model.

- Selling, general and administrative expenses increased from prior year as a result of an increase to certain incentive compensation costs tied to business performance. The increase in compensation expense was partially offset by savings generated from improved expense controls and the organizational realignment completed in the second quarter.

- Product development and programming expenses decreased primarily due to the organizational realignment of the company that took place in the second quarter.


The company issued the following guidance for the fourth quarter and full year 2004:

     Revenue growth for the fourth quarter is expected to be in the 1 to 2 percent range versus the prior year, which would produce full year revenue growth in the 2 to 3 percent range. This is a change from our previous guidance of 3 to 4 percent.

     Operating income for the fourth quarter should be in the $12 to $13 million range, with full year operating income expected to be in the $32 to $33 million range, including the impact of the charges taken in the second quarter of $1.7 million and the impact of the net charge of $10.5 million taken in the third quarter. This is a decrease from our previous guidance of $43 to $45 million due to the impact of the net charge taken in the third quarter.

     Earnings per share for the fourth quarter is expected to be in the $0.36 to $0.39 per share range. Earnings per share for 2004 is expected to be in the $0.75 to $0.77 per share range, which represents a decrease from our previous guidance of $0.96 to $1.00 per share. Earnings per share guidance for the full year includes the impact of the reduction in the number of shares outstanding following completion of the self-tender offer as well as the effect of the $0.04 per share in charges taken in the second quarter and the $0.27 per share net charge recorded in the third quarter. Please note that due to the timing of the tender offer, the fully diluted share base expected to be used for the fourth quarter earnings per share calculation is much lower than the fully diluted share base that is expected to be used for the full year earnings per share calculation. As a result, adding together the earnings per share for the individual quarters will not produce the full year earnings per share figure. (The company is using a fully diluted share base of 24.2 million to calculate the full year EPS figure and 17 million shares for the fourth quarter)

CCC  also  supplied  the  following  preliminary  guidance  for  2005:

- Revenue growth is expected to be in the low to mid single digit percent range

- Earnings per share is anticipated to grow by 85 to 95 percent over 2004. Please note that this guidance is based on expectations for 2005 earnings compared to 2004 reported results, which include the impact of the net charges taken in the second and third quarters, and also reflects the decrease in the fully diluted share base due to the self-tender offer

- The company expects to use 17.3 million shares for the fully diluted earnings per share calculation for 2005


The company will be hosting its third quarter earnings call to discuss results at 11:00 AM EST. A live web cast will be made available at WWW.CCCIS.COM. For additional information about CCC's third quarter results, please refer to the company's Form 10-Q, which was filed this morning.

ABOUT  CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.
This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the prolonged sales and implementation cycle of some of the company's new products, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.


                 CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                    THREE MONTHS ENDED   NINE MONTHS ENDED
                                                      SEPTEMBER 30,       SEPTEMBER 30,
                                                    -------------------------------------
                                                      2004      2003      2004      2003
                                                    -------------------------------------

Revenues. . . . . . . . . . . . . . . . . . . . .  $49,092   $48,621   $148,168   $144,450
Expenses:
 Production and customer support. . . . . . . . .    7,976     8,279     24,132     23,377
 Commissions, royalties and licenses. . . . . . .    3,166     3,184      9,485      8,614
 Selling, general and administrative. . . . . . .   17,086    16,699     54,120     52,415
 Depreciation and amortization. . . . . . . . . .    1,719     1,944      5,628      5,888
 Product development and programming. . . . . . .    7,175     7,838     23,302     23,690
 Stock compensation expense non-cash. . . . . . .   13,139         -     13,139          -
 Restructuring charges. . . . . . . . . . . . . .        -         -        886      1,061
 Litigation Settlement. . . . . . . . . . . . . .   (2,586)        -     (2,586)         -
                                                   ---------------------------------------
Total operating expenses. . . . . . . . . . . . .   47,675    37,944    128,106    115,045

Operating income. . . . . . . . . . . . . . . . .    1,417    10,677     20,062     29,405

Interest expense. . . . . . . . . . . . . . . . .   (1,199)     (169)    (1,471)      (556)
Other income, net . . . . . . . . . . . . . . . .      265        45        432        201
Equity in income (loss) of ChoiceParts investment      161      (150)       365       (144)
                                                   ---------------------------------------
Income before income taxes. . . . . . . . . . . .      644    10,403     19,388     28,906

Income tax provision. . . . . . . . . . . . . . .     (161)   (4,052)    (7,356)   (11,090)
                                                   ---------------------------------------
Net income. . . . . . . . . . . . . . . . . . . .  $   483   $ 6,351   $ 12,032   $ 17,816
                                                   =======================================


PER SHARE DATA:
Income per common share:
 Basic. . . . . . . . . . . . . . . . . . . . . .  $  0.02   $  0.24   $   0.47   $   0.68
                                                   =======================================
 Diluted. . . . . . . . . . . . . . . . . . . . .  $  0.02   $  0.23   $   0.45   $   0.65
                                                   =======================================
Weighted average shares outstanding:
 Basic. . . . . . . . . . . . . . . . . . . . . .   22,965    26,256     25,351     26,210
 Diluted. . . . . . . . . . . . . . . . . . . . .   24,161    27,484     26,629     27,621


The accompanying notes are an integral part of these consolidated financial statements.



                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED INTERIM BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                     SEPTEMBER 30,  DECEMBER 31,
                                                                                        2004           2003
                                                                                  ------------------------------
ASSETS
Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       11,427   $      20,755
Short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               -           7,004
Accounts receivable (net of allowances of $2,425 and $2,943 at September 30,
   2004 and December 31, 2003, respectively) . . . . . . . . . . . . . . . . . .          13,872          10,247
Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,879           8,369
                                                                                  ------------------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33,178          46,375
Property and equipment (net of accumulated depreciation of $38,471 and
   $36,211 at September 30, 2004 and December 31, 2003, respectively). . . . . .          11,845          12,776
Intangible assets (net of accumulated amortization of  $1,355 and $713 at
   September 30,2004 and December 31, 2003, respectively). . . . . . . . . . . .           1,512           2,153
Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15,747          15,747
Deferred income taxes (net of valuation allowance of $11,599). . . . . . . . . .          12,952           9,127
Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             630             265
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,814             292
                                                                                  ------------------------------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       79,678   $      86,735
                                                                                  ==============================

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        9,061   $       5,937
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18,602          16,522
Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,653           1,602
Current portion of long-term debt. . . . . . . . . . . . . . . . . . . . . . . .           1,775               -
Deferred revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,255           7,930
Other current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .             370              97
                                                                                  ------------------------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .          40,716          32,088
Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         168,281               -
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,000           3,064
                                                                                  ------------------------------
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         210,997          35,152
                                                                                  ------------------------------

Commitments and contingencies
Preferred stock ($1.00 par value, 100 shares authorized, issued and outstanding)               -               -
Common stock ($0.10 par value, 40,000,000 shares authorized, 15,879,528 and
   26,376,839 shares outstanding at September 30, 2004 and December 31, 2003,
   respectively) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,588           3,034
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,201         131,590
Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (84,856)        (36,838)
Treasury stock, at cost (4,460,501 and 4,094,665 common shares in treasury
 at September 30, 2004 and December 31, 2003, respectively). . . . . . . . . . .         (52,252)        (46,203)
                                                                                  ------------------------------
Total stockholders' (deficit) equity . . . . . . . . . . . . . . . . . . . . . .        (131,319)         51,583
                                                                                  ------------------------------
Total liabilities and stockholders' (deficit) equity . . . . . . . . . . . . . .  $       79,678   $      86,735
                                                                                  ==============================


The accompanying notes are an integral part of these consolidated financial statements.



                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                        NINE MONTHS ENDED
                                                                                           SEPTEMBER 30,
                                                                                          2004       2003
                                                                                      ---------------------
Operating Activities:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  12,032   $ 17,816
    Adjustments to reconcile net income to net cash provided by operating activities:
      Restructuring charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        886      1,061
      Equity in net (income) losses of ChoiceParts. . . . . . . . . . . . . . . . . .       (365)       144
      Depreciation and amortization of property and equipment . . . . . . . . . . . .      4,986      5,388
      Amortization of intangible assets . . . . . . . . . . . . . . . . . . . . . . .        642        500
      Deferred income tax provision . . . . . . . . . . . . . . . . . . . . . . . . .     (3,825)       585
      Compensation expense related to issuance of restricted stock. . . . . . . . . .         22          5
      Stock compensation expense non-cash . . . . . . . . . . . . . . . . . . . . . .     13,139          -
      Income tax benefit related to exercise of options . . . . . . . . . . . . . . .        827        306
      Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         84         80
  Changes in:
      Accounts receivable, net. . . . . . . . . . . . . . . . . . . . . . . . . . . .     (3,625)      (658)
      Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        490       (128)
      Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28        (58)
      Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,124       (593)
      Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,210     (5,511)
      Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,051      1,046
      Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (675)       934
      Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .        432        (62)
      Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (1,064)      (949)
                                                                                       --------------------
  Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . .     30,399     19,906
                                                                                       --------------------
Investing Activities:
      Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (4,085)    (4,828)
      Purchase of short-term investments. . . . . . . . . . . . . . . . . . . . . . .          -     (7,008)
      Proceeds from sale of short-term investments. . . . . . . . . . . . . . . . . .      7,004          -
      Acquisition of Comp-Est, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .          -    (13,205)
                                                                                       --------------------
  Net cash provided by (used for) investing activities. . . . . . . . . . . . . . . .      2,919    (25,041)
                                                                                       --------------------
Financing Activities:
      Proceeds from borrowings on long-term debt. . . . . . . . . . . . . . . . . . .    177,500          -
      Principal repayments on long-term debt. . . . . . . . . . . . . . . . . . . . .     (7,444)         -
      Self-tender offer of common stock . . . . . . . . . . . . . . . . . . . . . . .   (210,000)         -
      Payments of self-tender offer costs . . . . . . . . . . . . . . . . . . . . . .       (935)         -
      Payment of debt issuance costs. . . . . . . . . . . . . . . . . . . . . . . . .     (3,550)         -
      Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . .      3,035      1,185
      Payment of withholding tax related to exercise of stock options . . . . . . . .     (1,415)         -
      Proceeds from employee stock purchase plan. . . . . . . . . . . . . . . . . . .        321        294
      Payment of principal and interest on notes receivable from officer. . . . . . .          -      1,506
      Principal repayments of capital lease obligations . . . . . . . . . . . . . . .       (158)      (359)
                                                                                       --------------------
  Net cash (used for) provided by financing activities. . . . . . . . . . . . . . . .    (42,646)     2,626
                                                                                       --------------------

  Net decrease in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . .     (9,328)    (2,509)
      Cash and cash equivalents:
      Beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20,755     20,200
                                                                                       --------------------
      End of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  11,427   $ 17,691
                                                                                       ====================
Supplemental Disclosure:
  Cash paid:
      Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,057        176
      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,862      9,096


The accompanying notes are an integral part of these consolidated financial statements.